Exhibit 10.1

Loan Agreement

Borrower: China TranWiseway Technology Co., Ltd.
Legal representative/main principal: Shudong Xia
Title: Legal representative
Address: 8th Floor, Vision Building, No.39, Xueyuanlu, Haidian District, Beijing

Zip Code: 100191	Telephone No: 51691888	Fax No: 51691666

Lender (hereinafter referred to as “Bank of Beijing”): Zhongguancun Haidianyuan Branch of Bank of Beijing Co., Ltd.
Legal representative/main principal: Qing Zhao		Position: President
Address: 2nd Floor, Shouchuang Development Building, No.2 Beiyi Street, Haidian District, Beijing
Zip Code: 100080	Telephone No.: 62699891	Fax No: 62699940

In accordance with laws and rules of the People’s Republic of China and on the basis of observing fairness, through both parties’ negotiation, the parties enter into the following agreement.

A Related Agreement (fill in when applicable):

This Agreement was signed by Bank of Beijing acting as the Lender and China TranWiseway Technology Co., Ltd. acting as the Borrower.

B Amount and Period of the Loan:

B.1 Loan currency under this Agreement is RMB, loan amount is RMB 30,000,000

B.2 The term of this Agreement begins at the first withdrawal date and ends on 12 months after such date.

B.3 The final maturity date of the loan is the date set forth in Section B.2.

C Interest Rate ("√" means applicable, "x" means not applicable, following is the same.)

C.1 If the loan currency under this Agreement is RMB, then the interest rate is executed based on the benchmark interest rate as of the date of first withdrawal: ☑interest rate goes up [10%] ☒interest rate floats down[ %]. The interest rate of this Agreement is floating in accordance with Section 2.4 during the loan period.

C.2 If the loan currency under this Agreement is foreign currency, the interest rate among____ months is decided based on the HIBOR (applicable to Hong Kong dollars) or LIBOR (applicable to other foreign currency), and the added basic point is not less than ( BP ), the specific details refers to the record in the loan certificate approved by Bank of Beijing. The interest rate in the loan periods is floating accordingly with Section 2.4 under this Agreement.

D Withdrawal Plan, Loan Usage, Account Supervision

D.1 The Borrower may withdraw the principal within 90 days from the Agreement date

The specific withdrawal schedule as follows: withdrawal of RMB 26,000,000 before November 30th, 2010, withdrawal of RMB 4,000,000 before December 5th, 2010.

D.2 The usage of the loan by the Borrower under this Contract:
☐(a) Banks will be entrusted to take the lender to pay the loan funds.
☐(b) The loan shall be repaid individually by the Borrower in principal, the Borrower should report the loan payments to Bank of Beijing regularly (The repayment period is _______).
If there exists the below conditions, the banks will be entrusted to take the lender to pay the loan funds: (i)signal amount (currency) exceeds _____(capital letter); (ii)Targeted payment and signal amount (currency) exceeds _____(capital letter); (iii)_______________________________.
☑(c) The Borrower has full discretion on the disbursement of the loan, and should report to Bank of Beijing about the disbursement of loan regularly (during the first ten business days of each month).

D.3	The loan shall be transferred to the account of the Borrower with Bank of Beijing (The account can be changed with mutual consent of the parties, the new bank account should be specified on the loan certificates.) The Borrower should use such bank account to make payments to a third party and accept the inspection and supervision from Bank of Beijing.

D.4	The Account No.010 9144 8700 1201 0503 5587 is opened by the Borrower in ZhongguancunHaidianyuan Branch of Bank of Beijing (Opening bank name) with China TranWiseway Technology Co., Ltd. as the account holder name. This is a capital deposit account ( changeable with the consent of Bank of Beijing). The Borrower should provide capital deposit and account transactions information to Bank of Beijing regularly (during the first ten business days of each month) and promise to cooperate with the supervision of Bank of Beijing.

D.5	Bank of Beijing shall inspect, monitor and manage the above account according to ☑ this Agreement; ☒Account monitoring agreement signed by the two Parties and this Agreement.

E Use of Loan

To pay for the goods

F Principal Repayment Plan

Repay all the principals before the maturity date, amortization of principal as per the below agreements during the loan period:
☒Repaid at maturity date
☒Equal monthly principal repayments, repayment of principal one time on the date of 21st every month

☒Equal quarterly principal repayments, repayment of principal one time on the date 21st of the last month of each quarter
☑Installment repayments of principals as per the following schedule:
Must repay at least RMB10, 000,000 in each of the 10th and 11th month after the withdrawal; repay the remaining balance on the maturity date

G Interest Repayment Plan

Pay all interest at the final maturity date, amortization of interest as per the following agreements during the loan period

☒Monthly interest payment on an exact date ( on the 21st date every month)
☑Quarterly interest payment on an exact date ( on the 21st date of the last month of each quarter)
☒Interest payment on the next day of the corresponding day of the past every month, corresponding day means the same day as of every month (referring to the last day if there exists no corresponding day as the past at the current month)
☒Interest payment on the next day of the corresponding day of the last month of every quarter, corresponding day means the same day as the last month of each quarter (referring to the last day if there exists no corresponding day as that of last month of every quarter at the current month)
☐(Only applicable to loan foreign currency) As per the agreements of C.2 under this Contract, interest shall be paid terminally based on the agreed interest period month that has chosen, interest payment date is the next day from the withdrawal date to the end of corresponding date each period(referring to the last day of the current month if there exists no corresponding day)

K	The Key Commitment of Financial Indicators of the Borrower:
(a)	The ratio of tangible net assets(capital stock paid-up plus capital fund) to gross liabilities exceeds [ ]
(b)	Minimum net assets not less than RMB( capital letter) [ ]
(c)	Annual total pre-tax profit not less than RMB(capital letter) [ ]
(d)	The ratio of current assets to current liabilities (ie current ration) not less than [ ]
(e)	The ratio of profit before tax to interest income( interest coverage ratio) not less than [ ]

M	Security ( subject to security documents)

☑	Guarantor’s name China TransInfo Technology Group Co., Ltd., Beijing PKU Chinafront High Technology Co., Ltd., Shudong Xia
☐	Pledge, pledgor’s name
☐	Mortgage guarantee, mortgagor’s name
☐	Others, can be found in the special convention column under this Agreement or related security documents.

N	Expenses:
N.1	Penalty of prepayment of principal = prepayment amount x [ % ] (annual penalty rate) x number of years of years in advance

N.2	The Borrower should pay loan arrangement fees RMB _________ (capital letter) to Bank of Beijing within ___________ days after the Agreement date (not late than the first withdrawal date).

U	Appendix (loan, loan certificate and the following appendixes are the component parts of this Contract)

W	Notarization for Compulsory Enforcement

☑	Endowing notarization agreement with compulsory enforcement and complete notarization within ___________ days of the Agreement date
There is no need to have a mandatory notarization for this Agreement.
X	Special Agreement:

Y	The Borrower hereby Acknowledges:

The Bank of Beijing has reminded the Borrower to pay attention to terms about related rights and obligations and fully explained this Agreement, the amendments and supplements( if any) approved by the two parties have been set forth in Section X of Special Agreement; the Borrower fully understands and agrees with all the content of this Agreement without questions or objections after fully reviewing and negotiating with Bank of Beijing.

Z	Signatures of the Parties:

The Borrower (company seal):

Legal representative or authorized representative: /s/ Shudong Xia

Bank of Beijing (company seal):

Main principal or authorized representative: /s/ Qing Zhao

Date: November 29, 2010

Loan Agreement Basic Items

1. Definitions

1.1 In this AGREEMENT, the following terms shall have the respective definitions set forth in this Section 1.1.

This CONTRACT: includes the entire below documents: Terms of Loan Agreement, Loan Agreement Basic Items, loan certificate signed by both parties, other contract appendix listed in Section U and other documents legally regulate both parties’ rights and obligation (include but not limited supplementary agreement, letter of undertaking).

Benchmark Loan Rate: refers to the RMB benchmark loan rate announced by the People’s Bank of China of the same period (if this benchmark loan rate of the same period has been canceled, refers to the interest rate complying with laws announced by Bank of Beijing); benchmark loan rate of the same period refers to the benchmark interest rate corresponding to the loan term stipulated in Section B.

LIBOR (HIBOR): refers to The London (Hong Kong) Interbank Offered Rate released by Reuters or Bloomberg and other financial telecommunication terminals at 11:00am London (Hong Kong) time on the same day, if no rate data above available on that day, refers to the rate released on latest day.

Security Document: refers to any guaranty contract, security terms, conditions letter created in security and signed or agreed by guarantor.

Trustee Payment: means Bank of Beijing shall transfer the loan principal to the Borrower counterparties meeting the purpose of this AGREEMENT through the Borrower’s account according to the withdrawal application and payment order of the Borrower’s.

Discretionary Payment: means the Borrower shall discretionarily pay the loan to Borrower counterparties meeting the purpose of this AGREEMENT after Bank of Beijing granting the loan to the Borrower’s account according to the withdrawal application and payment order of the Borrower’s.

Laws and Regulations: means applicable laws, administrative regulations and the judicial interpretation of the Supreme People’s Court in the territory of the People’s Republic of China except Hong Kong, Macao and Taiwan.

Finance Regulations: means the regulations, rules and orders released and implemented by the People’ Bank of China, foreign exchange authority and banking supervision authority.

Business Day: refers to any days commercial banks opening general corporate banking business in cities which Bank of Beijing located, excluding legal festivals and holidays, weekends (Saturday and Sunday), but including the weekend provisionally designated as working days by the government.

1.2 In any documents under this AGREEMENT or created based on this AGREEMENT, terms that have been defined in this AGREEMENT have the same definition in those documents if no other clear explanations in those documents.

2. Loan

2.1 The loan currency, amount and period in this AGREEMENT refer to Section B. The amount of each loan refers to the record in loan certificate; loan certificate is part of this AGREEMENT.

2.2 The Borrower can drawdown during the period agreed in Section D in this AGREEMENT. The change of drawdown plan needs approval from Bank of Beijing, the un-drawdown amount within the loan after expiration time will be canceled automatically. The Borrower has to meet below requirements (except for the conditions Bank of Beijing decides to waive) when apply for drawdown, otherwise, Bank of Beijing has no obligation to issue loan.

1) Security document in Section M of this AGREEMENT has been agreed, signed and registered;

2) The Borrower has set up the account and completed other related procedure reasonably required by Bank of Beijing, has submitted explanatory documents and evidence on capital expenditure purpose and capital expenditure plan, which reviewed by Bank of Beijing. If the AGREEMENT is under the credit line described in Section A, this AGREEMENT must retain enough facility to draw for the Borrower;

3) No violation of the AGREEMENT from the Borrower, no violation of the security document from the guarantor;

4) No significant negative impact on each Party when executing this AGREEMENT from laws and regulations, financial regulation and governmental credit policy, no forbiddance or limitation on loan issue and drawdown of this AGREEMENT from laws and regulations, financial regulation and governmental credit policy;

5) Other conditions agreed in this AGREEMENT and designated by laws and financial regulations.

2.3 Bank of Beijing should grant the loan within 3 business days once the Borrower meets the requirements. Once the loan has been transferred to the Borrower’s account, which will be regarded as the drawdown and usage of the Borrower, that day will be recorded as the drawdown day and be the record day to calculate loan interest rate based on the AGREEMENT. When this drawdown executed from time to time, each withdrawal will be started to calculate loan interest on the execution day based on the benchmark loan rate on that day and the floating interest rate designated by Section C of this AGREEMENT.

The loan shall be used with the adoption of trustee payment of Bank of Beijing, (i) The Borrower should submit complete business contract and related transaction materials at least three days in advance (or other time limits reasonably requested by Bank of Beijing), then Bank of Beijing shall verify whether all the submitted materials comply with the AGREEMENT before issuing the loan. Bank of Beijing shall record and transfer the loan to Borrower counterparties through the Borrower’s account after Bank of Beijing’s agreement (there is no need to provide voucher of clearing for another transaction for the Borrower). (ii) The Borrower is responsible to loan delay or trustee payment delay causing by submitting incomplete , not qualified or not timely documents or existing reasonable disputed points. (iii) When there happens some accounts not the fault of Bank of Beijing, such as the Borrower account status is not normal, incomplete and inadequate transaction counterpart account information provided by the Borrower or inter-bank payment systems or settlement systems, resulting in failure payment or transaction to the transaction counterpart account when the loan is transferred to the Borrower’s account, then the Borrower should bear all the loss like handling charge settlement, loan interest, other loss and delay. However Bank of Beijing should try and work hard to handle paid procedures of Borrower transaction counterpart account or remain in the Borrower account or pending subjects and inform the Borrower to handle procedures.

The loan shall be used in a discretionary payment way by the Borrower. The Borrower should provide loan usage plan according to the requirement of Bank of Beijing, and report loan payment status regularly to Bank of Beijing as per Section D under this AGREEMENT after loan origination. Bank of Beijing has the rights to examine if the loan payments comply with the AGREEMENT through ways like analyzing account, identifying funds transfer certificate and field investigation while the Borrower should cooperate with it.

Bank of Beijing has the right to monitor related account and the usage of account funds through ways like rejecting checks sale, not dealing with deposit and withdrawal, not opening online banking or phone bank.

Bank of Beijing has the right to require to change the usage pattern of the loan when facing Borrower credit decline, poor profit ability of the main business, unusual usage of loan, the Borrower should accept and cooperate with Bank of Beijing meanwhile.

2.4 The loan of this AGREEMENT is floating interest rate loan; the floating interest settlement shall be the following: (i) For RMB loan, the interest of this AGREEMENT is applied on the benchmark loan rate at the same time and the floating interest rate described in Clause C.1 of this AGREEMENT, with the adjustment of the benchmark loan rate at the same period, the interest will be calculated on multi-stage basis. (ii) For foreign currency loan, the interest of this AGREEMENT is applied on the corresponding currency LIBOR (HIBOR) interest rate on last second day of foreign currency market opening business before the interest execution day plus floating benchmark rate (1% in 100 basic points) regulated in Section C in this AGREEMENT; above automatic adjustment should not be regarded as revise to this AGREEMENT. When contract interest rate converts to daily rate from annual rate, the Hong Kong currency rate shall apply on 365 days for one year, other foreign currency rate and RMB rate shall apply on 360 days for one year.

2.5 The Borrower should guarantee the loan usage is accordance with the loan usage descried in Section E, and guarantee the above usage will not violate any laws and regulations and finance regulation, the Borrower warrants the loan will not be applied to fixed assets, stock equity and other investments, not be applied to any projects and business which are prohibited from using commercial bank loans by laws, regulations and financial regulations. The Borrower needs to get written approval from Bank of Beijing in the event of change of loan usage. The Borrower warrants that the transaction documents, transaction counterpart status information provided to Bank of Beijing are true, complete, legally effective and are in accordance with the usage stipulated in this AGREEMENT.

2.6 The Borrower should repay the loan principal as agreed on Section F in this AGREEMENT, and repay the loan interest as agreed on Section G in this AGREEMENT; each of the interest payment date (including) to the next interest payment date (excluding) constitute a interest period (the first interest period starts from the withdrawal day, the last interest period ends at the day loan principal dues); the related interest should be repaid when each installment of loan principals repaid, the entire loan principals, related interests and other payables should be repaid on the last due date. In case of legal holidays, the Borrower should deposit enough amounts at the account in advance for Bank of Beijing to deduct it on that day or the first working day extended accordingly, the interest will continue to be calculated during extension period.

2.7 To repay the loan on time, the Borrower should open and maintain an account in Bank of Beijing as described in the beginning of this AGREEMENT ( if account number suffers changes, the changed account number should continue to apply this AGREEMENT), and deposit the related repayment amount at the account for Bank of Beijing deduction, the Borrower can also make transfer to Bank of Beijing account for repayment and notice related transfer reference number to Bank of Beijing in time. Bank of Beijing has the right to deduct the unpaid due amount from all accounts opened at business institutions of Bank of Beijing, and inform the Borrower in bank statement and other types of notice after deduction.

2.8 Bank statement generated internally in Bank of Beijing should be the valid evidence for loan issue and principal and interests repayment if no other ample opposite evidence.

3. Prepayment and extension

3.1 The loan cannot be prepaid within withdrawal period. Both parties should negotiate to consent if the Borrower requires for prepayment after withdrawal period; the Borrower must submit irrevocable written application to Bank of Beijing 30 days in advance, to explain the loan principal amount of prepayment and left loan principal payment plan; after Bank of Beijing’s review and agreement, the Borrower should execute prepayment on prepayment date and pay prepayment compensation regulated in Section N of this AGREEMENT to Bank of Beijing (the prepayment annual number should be the result the actual days number from prepayment date to agreed loan due date divided by 365, keep two digitals after point), and repay the entire interests related to the prepayment principal and repay other related payables, the left principal should be repaid subject to the new plan agreed by Bank of Beijing (the latest repayment day should not be late than latest due day), if no new repayment plans submitted by the Borrower or agreed by both parties, reverse order repayment (prepayment amount shall be firstly used for repaying latest due amount) shall be executed; the contract interest rate shall not be impacted by the prepayment and the new repayment period agreed on the new repayment plan.

3.2 If the Borrower requires for extension, the Borrower must submit written extension application to Bank of Beijing at least 30 days prior to the maturity date, to explain repayment plan after extension, upon Bank of Beijing’s approval and the Borrower’s satisfaction to related requirements of Bank of Beijing, both parties sign extension agreement and go through extension procedure based on the agreement. If disagree from Bank of Beijing regarding extension or no extension agreement signed by both parties, the Borrower should repay the loan based on the AGREEMENT.

3.3 Bank of Beijing has the right to request the Borrower to repay the loan in advance according to the recoup fund conditions (including but not limited to funds the Borrower planned to repay returned in advance, available liquidity of the Borrower’s are so sufficient that it can meet the normal fund requirement after being repaid in advance). When receiving the early prepayment notice from Bank of Beijing, the Borrower should repay the loan quickly as per the requirements of loan principal and interest appointed by Bank of Beijing.

4. Representations and Warranties

4.1 Each Party warrants and represents to the other Party:

(1) It has the qualification and ability to enter into and perform this AGREEMENT, the signature represents the party has acquired the full authorization and can represent the party to sign this AGREEMENT.

(2) The execution and performance of this AGREEMENT does not violate any regulations including organizational documents, laws, financial regulations and other legal documents should be complied with; the Party has obtained any necessary internal and external authorization, licensing and registration procedures, and this AGREEMENT has the legally binding and law enforcement power to the Party.

4.2 The Borrower covenants and agrees to perform the duties before the completion of this AGREEMENT:

(1) The Borrower is and will be legally and validly existing and operating continuously, will promptly process annual inspection and other legal procedures. The Borrower will provide faithful and complete financial and operating conditions and other contract related material information to the Bank of Beijing before execution of this AGREEMENT and each withdrawal application.

(2) Has adequate and legal repayment sources matches with the repayment plan, has adequate debt paying capability.

(3) Legally compliant operation and management, comply with requirements of environmental protection laws and regulations, tax payment requirements and other regulations; timely, legally and efficiently acquire the necessary approval and certified documents.

(4) Provide complete, true and effective materials to Bank of Beijing timely, cooperate with Bank of Beijing and let Bank of Beijing proceed loan payment management, post-lending management and related inspection, accept and positively cooperate with the Bank of Beijing, let Bank of Beijing inspect and supervise the Borrower’s financial and operational conditions as well as loan usage under this AGREEMENT. It includes but not limits to:

(i) As per the requirements of Bank of Beijing, the Borrower should reasonably illustrate the capital flows of each loan and provide related payment documents and payment basis, to certify it is compliant with this AGREEMENT agreements.

(ii) Provide audited complete financial statements(including remarks), audit report to Bank of Beijing before the end of April, also provide balance sheet, income statement, cash flow statement, and attested copies of the financial statements at the first month of each quarter (should provide audited complete statements and audit report if the Borrower has audited half-year or quarterly financial statements) of the end of last quarter.

(5) Adhere to the principles of honesty and trustworthiness, all the application documents, financial statements and other documents and information provided to Bank of Beijing should be true, complete, legal, and effective. There is no fraud, material omissions and materially misleading.

(6) If the Borrower plans to consolidate, divide, reduce its registered capital, apply for rectification of business, being taken over, dissolution, bankruptcy or other events impacting the existence of the principal part or persist operation, or proceed stock transfer, invest abroad, substantial increase in debt financing, the Borrower should notice in writing to Bank of Beijing at least 30 days in advance and acquire the written consent of Bank of Beijing. If the third party of the executive/judicial institutions command the Borrower to close the business, be taken over, dissolved or bankrupted, suspend, or cancel the business license of the main business or principal business, then the Borrower should notice in writing to Bank of Beijing quickly( not later than 3 working days), and take measures to remedy.

(7) the Borrower shall provide written notice to Bank of Beijing as soon as possible but in no event later than five business days after the Borrower changes its business registration, its top ten shareholders, directors, chief financial officer or mailing address.

(8) the Borrower shall inform and obtain prior written consent from Bank of Beijing when it provides security interest to third party (or debt undertaking and other arrangements with security function), or enter into partnership or subcontracting with third party, or waive its materials creditor’s rights, or acquisition and restructuring, or assign of its major business or other enter into similar transactions with possibility of undermining its debt repayment ability or other material and adverse events affecting the debt paying ability.

(9) the Borrower shall timely provide written notice to Bank of Beijing for its related transactions with total amount reaching or exceeding ten percent of its net assets which shall include the relationship of transaction parties, transaction purpose and nature, transaction amount or relevant proportion, pricing standards (including the transactions with notional amount or without any price), and so on. The related parties and related transactions shall be defined by the Chinese accounting standards applicable to the Borrower or the international accounting standards. The Borrower shall not draw out its registered capital or make fake transactions to fraudulently obtain bank loan or facility, or to escape from debt by transferring its assets, or conducting related transactions or other unjustifiable transactions to significant impair its debt repayment ability.

(10) the Borrower shall always comply with its warranties under Section K and properly maintain relevant financial criteria within stipulated scope (as calculated by the Chinese accounting standards applicable to the Borrower or the international accounting standards).

(11) the Borrower shall not distribute bonds or dividend to its shareholders where its net profit is zero or minus after taxation, or profit after tax is insufficient to compensate its accumulated losses, or its profit before tax is insufficient to repay the next installment of loan principal and interest.

(12) the Borrower shall provide Bank of Beijing with agreed security under Section M before the first drawdown date as the latest time (specifically refer to the security documents), and the Borrower undertakes to maintain the pledge ratio and mortgage ratio within the stipulated range in the security documents (if any). The Borrower is fully aware of, agree with and accept the clauses and contents of the security documents and guaranties that relevant security interests provided to the Bank of Beijing under relevant security documents are legally valid and enforceable.

5. Taxes and Expenses

The Borrower and the Bank of Beijing bear the stamp duty tax individually and respectively under this AGREEMENT. The taxes levied by the governmental bodies and administrative charges, notarization fees (if any) and security fees (if any) shall be borne by the Borrower except for the taxes and expenses statutorily borne by the Bank of Beijing. In addition, the Borrower shall pay loan arrangement fee to the Bank of Beijing pursuant to Section N.2 of this AGREEMENT.

6. Defaults and Remedies

6.1 The occurrence of any one or more than one events below constitutes the Borrower’s event of default.

(1)	The Borrower fails to use the loan as stipulated or fails to pay the loan or to pay the principal, interest or other payables in full or in time as stipulated in this AGREEMENT.

(2)	The loan application or application withdrawal documents or other material representations or statements are fraud, untrue, materially misleading, or the Borrower fails to (or expressly states or indicates by its act that it will not) properly fulfill its undertakings, warranties, obligations and duties under this AGREEMENT.

(3)	Any guarantor fails to completely or properly fulfill its undertakings, guarantees, obligations or liabilities in the security documents, or the occurrence of other event of default under the security documents, or the mortgaged property/pledged property (if any) suffers damage or loss or title transfer or freezing/seizing/ enforcement, or either the security documents or the Bank of Beijing’s security interest therein becomes invalid or be revoked/dissolved without the prior consent from the Bank of Beijing.

(4)	The Borrower’s any important financing, security, compensation or other debt liability could not be performed when due; or its major business or business permit is suspended or deregistered; or it goes into the procedure of business rectification or being taken over or dissolution or bankruptcy.

(5)	The Borrower’s financial or operation condition encounters significant negative change or generates unsound credit record, or is subject to any administrative penalties or disputes affecting its ability of repaying debts or performing this AGREEMENT, or there occurs other events seriously affecting the Bank of Beijing ‘s creditor’s rights or security interest.

6.2 When failing to make full repayment to any due principal and/or interest and/or other payables, the Borrower shall pay the penalty interest on the outstanding amount calculated by 50% in addition to the contracted interest rate (the "Default Interest Rate") on daily basis.

Where the Borrower’s usage of loan is in breach of this AGREEMENT or the laws and financial regulations, it shall make full repayment of the used principal and accrued interest immediately and also pay the penalty interest on the misused portion of loan calculated by 100% adding to the contracted interest rate (the "Misusage Default Interest Rate") on daily basis during the misusage period. Where the loan is both overdue and in misusage, the Misusage Default Interest Rate shall be applied. Such default interest shall not prejudice other rights and remedies enjoyed by the Bank of Beijing.

6.3 When the event of default occurs, the Bank of Beijing has the right to exercise its remedial rights according to this AGREEMENT and/or any laws, regulations and financial regulations, including but not limited to claim for Borrower’s rectification, amendment of loan usage, ceasing of providing drawdown, penalty interest, charging default interest, exercising security rights, acceleration of loan partially or fully, urging repayment by public announcement, loss compensation and for compensation on the costs and expenses accrued from exercising its creditor’s right and security right (including but not limited to litigation/arbitration fees, estimation/verification/auction fees, attorney fee, evidence collection fee, travel cost and other reasonable expenses generated).

6.4 When the currency of money paid/compensated by the Borrower or third party is different from the currency of money owed by the Borrower, the Bank of Beijing could apply relevant exchange rate to make relevant conversion to offset the debts. The exchange loss and cost shall be borne by the Borrower, and the Borrower is obliged to cooperate with the Bank to conduct such conversion.

6.5 The Bank of Beijing shall use the money resumed to offset the debts in the order as follows:

(1) the costs and expenses occurred from exercising creditor’s right or security right and other expenses to the account of the Borrower; (2) compensation and default penalty; (3) default interest; (4) loan interest; (5) loan principal; (6) other payables of the Borrowers. However, the Bank of Beijing is entitled to change the aforementioned order, and when the Borrower owes several overdue debts to the bank, the Bank of Beijing could determine the sequence of repayments to such debts.

6.6 If a party encountered Force Majeure event and provided the other Party with certificate of the Force Majeure event issued by competent authority within five business days upon occurrence of such event, it could be exempted from the default liability. For the avoidance of doubt, although the Borrower’s default liability could be exempt due to the Force Majeure , it is still obliged to pay the principal and interest and the cost and expenses of the Lender’s exercising creditor right and security right.

7. Applicable Law and Dispute Resolution

7.1 This AGREEMENT is governed by PRC laws and regulations. All disputes under this AGREEMENT or in relation shall be firstly settled by friendly consultation; and, if not workable, then the dispute shall be submitted to the People’s Court with the jurisdiction in the area where the Bank of Beijing is domiciled.

7.2 The matters of applicable law and dispute resolution concerning the security interest shall be subject to written agreement in the security documents. If no provisions in the security documents addressing such matters, the PRC laws and regulations shall be applicable and dispute thereunder shall be submitted to the People’s Court where the Bank of Beijing is domiciled.

8. Miscellaneous

8.1 This AGREEMENT is the specific business contract under the related contract (if any) as described in Clause A. Any issue not stipulated in this AGREEMENT is subject to relevant agreement in the related contract. If there are any discrepancies, this AGREEMENT shall prevail. Where there is any discrepancy between other clauses of this AGREEMENT and Clause X, Clause X shall prevail. The appendixes listed in Clause U are parts of this AGREEMENT. Where there is any discrepancy between the main part of this AGREEMENT and the appendixes, the latter shall prevail.

8.2 Any document or notice sent by a Party to the other Party is subject to the following rules: (1) if delivery by itself or any its agent, the date of signature on receipt by the receiving party shall be the delivery date; (2) if mail or registered mail is adopted, the delivery date shall be the third day upon sending day; (3) if other post method is adopted, the seventh day shall be the delivery day following the sending day. If the delivery date determined by aforesaid rules is distinct from the actual receipt or signature day, the earlier day shall be the delivery day. To avoid misunderstanding, the parties confirm that upon the request of the Bank of Beijing, the Borrower shall cause its own person to make delivery to the authorized person of the Bank of Beijing. If any party changed its contact information, it shall timely notify the other Party. Otherwise, the previous contact method shall be deemed as effective by the other party.

8.3 The Bank of Beijing may pass the information relating to this AGREEMENT to the credit reference system or database maintained by relevant governmental authority.

8.4 Unless otherwise stipulated in this AGREEMENT, any Party shall bear confidentiality obligation to the other Party with regard to the commercial secrets obtained during the negotiation and performance of this AGREEMENT and other nonpublic information informed confidentially by the other Party before such information becomes public. One Party shall not disclose such information to the public or any third party without written consent from the other Party. But one Party’s disclosure as required by laws and regulations or order from authority or stock exchange rules or to its auditor, financial/legal adviser, or other agency for the purpose of this AGREEMENT (the party shall require such persons receiving information to undertake confidentiality obligation) shall not be regarded as breach of this AGREEMENT.

8.5 The effectiveness of this AGREEMENT is independent from the security documents, related contracts (if any) and any agreement/contract/covenants. That any clause or content of this AGREEMENT becomes revocable or invalid shall not affect the effectiveness of the other clauses or contents of this AGREEMENT.

8.6 This AGREEMENT is entered into between the Borrower and the Bank of Beijing on the contract date and in the place of the domicile of the Bank of Beijing and becomes effective upon the signatures by the parties’ legal representatives or responsible persons or authorized signatories as well as affixation of their company seals. The AGREEMENT is in three originals (more originals will be executed for the notarization or security registration purpose if in need). The Bank of Beijing holds two originals and the Borrower holds another one. Each original shall be equally effective. If there is any security provider, the Borrower shall be responsible to supply it a copy of this AGREEMENT, but the failure of Borrower to do so shall not impact the Bank of Beijing’s creditor right and security interest.

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